UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 1, 2017

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on January 11, 2017, Pulmatrix, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 over the previous 30 consecutive days as required by The NASDAQ Global Market set forth in Listing Rule 5450(b)(1)(C) (the “Rule”). The letter also indicated that the Company had 180 calendar days, or until July 10, 2017, to regain compliance with the Rule. The letter further provided that if, at any time during the 180-day period, the Company’s MVPHS closes at $5,000,000 or more for a minimum of 10 consecutive business days, Nasdaq would provide the Company with written confirmation that it had achieved compliance with the Rule.

On February 1, 2017, the Company received a letter from Nasdaq notifying the Company that for the last 10 consecutive business days, from January 17 through January 31, 2017, the Company’s MVPHS has been $5,000,000 or greater, and therefore, the Company has regained compliance with the Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: February 3, 2017	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer